UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2011

Jazz Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33500	05-0563787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3180 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 496-3777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 12, 2011, at the J.P. Morgan Healthcare Conference in San Francisco, California, Jazz Pharmaceuticals, Inc. (the “Company”) presented a corporate overview and financial update, which presentation included an update on the Company’s current expectations with respect to its financial guidance for the year ended December 31, 2010 previously provided on November 4, 2010 and certain additional information related thereto. The presentation was announced by a widely disseminated press release and was made available to the public via audio webcast, and the slides that accompanied the presentation were available to the public at the time of the webcast through the Company’s website. A transcript of the relevant portion of the presentation relating to the aforementioned financial information is attached hereto as Exhibit 99.1 along with a copy of the relevant slides containing such information.

During the presentation, the Company presented the non-GAAP financial measures adjusted net income and adjusted net income per diluted share. These measures exclude from GAAP net income (loss) and GAAP net income (loss) per diluted share revenue related to upfront and milestone payments, and certain expenses comprised of loss on extinguishment of debt, amortization of intangible assets, non-cash interest expense, and stock-based compensation. Reconciliations of GAAP net income (loss) to adjusted net income and the related per share amounts for each period and the guidance presented are included as part of Exhibit 99.1 attached hereto. The Company’s management believes that these non-GAAP financial measures are helpful in understanding the Company’s past financial performance and its future results, are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. Compensation of the Company’s executives is based in part on the performance of the Company’s business based on these non-GAAP measures. In addition, the Company believes that the use of these non-GAAP measures enhances the ability of investors to compare the Company’s results both from period to period and with those of other companies. Adjusted net income and adjusted net income per diluted share, as used by the Company, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Jazz Pharmaceuticals, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Portion of slides and related transcript of presentation by Jazz Pharmaceuticals, Inc. on January 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jazz Pharmaceuticals, Inc.

	By:	/s/ Kathryn E. Falberg
Date: January 18, 2011		Kathryn E. Falberg
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Portion of slides and related transcript of presentation by Jazz Pharmaceuticals, Inc. on January 12, 2011.